Exhibit 99.1

Supermicro Announces Second Quarter Fiscal Year 2023 Financial Results

SAN JOSE, Calif. -- January 31, 2023 (BUSINESS WIRE) -- Supermicro (Nasdaq: SMCI), a Total IT Solution Provider for Cloud, AI/ML, Storage, and 5G/Edge, today announced financial results for its second quarter of fiscal year 2023 ended December 31, 2022.

Second Quarter Fiscal Year 2023 Highlights
•Net sales of $1.80 billion versus $1.85 billion in the first quarter of fiscal year 2023 and $1.17 billion in the same quarter of last year.
•Gross margin of 18.7% versus 18.8% in the first quarter of fiscal year 2023 and 14.0% in the same quarter of last year.
•Net income of $176 million versus $184 million in the first quarter of fiscal year 2023 and $42 million in the same quarter of last year.
•Diluted net income per common share of $3.14 versus $3.35 in the first quarter of fiscal year 2023 and $0.78 in the same quarter of last year.
•Non-GAAP diluted net income per common share of $3.26 versus $3.42 in the first quarter of fiscal year 2023 and $0.88 in the same quarter of last year.
•Cash flow provided by operations for the second quarter of fiscal year 2023 of $161 million and capital expenditures of $10 million.
Non-GAAP gross margin for the second quarter of fiscal year 2023 was 18.8% which adds back stock-based compensation expenses of $1 million. Non-GAAP diluted net income per common share for the second quarter of fiscal year 2023 was $3.26, with adjustments for stock-based compensation expenses of $17 million and $2 million litigation expense recovery, net of the related tax effects of $4 million.
As of December 31, 2022, total cash and cash equivalents was $305 million and total bank debt was $170 million.

“Our fiscal Q2 2023 saw another record quarter with revenue just over $1.8 billion, up 54% YoY, making it the eighth consecutive quarter of outstanding growth that effectively doubled our annual revenue,” said Charles Liang, Chairman and CEO, Supermicro. “We continue to lead the market with the best designs and best in class Total IT Solutions. In fact, the structural shifts in the end markets favor our solution strategy. I remain confident and excited for fiscal 2023 and beyond, as we are in the beginning of many new platform launches that should continue to support our share gain momentum in the long run.”

Business Outlook and Management Commentary
For the third quarter of fiscal year 2023 ending March 31, 2023, the Company expects net sales of $1.42 billion to $1.52 billion, GAAP net income per diluted share of $1.75 to $2.02 and non-GAAP net income per diluted share of $1.88 to $2.14. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 15.9% and 16.9%, respectively, and a fully diluted share count of 57 million shares for GAAP and fully diluted share count of 58 million shares for non-GAAP. The outlook for Q3 of fiscal year 2023 GAAP net income per diluted share includes approximately $9 million in expected stock-based compensation and other expenses, net of related tax effects that are excluded from non-GAAP net income per diluted share.
For fiscal year 2023 ending June 30, 2023, the Company maintains its guidance for net sales from a range of $6.5 billion to $7.5 billion, GAAP net income per diluted share from a range of $8.50 to $11.00, and non-GAAP net income per diluted share from a range of $9.00 to $11.30. The Company’s projections for annual GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 19.2% and 19.8%, respectively, and a fully diluted share count of 57 million shares for GAAP and fully diluted share count of 58 million shares for non-GAAP. The outlook for fiscal year 2023 GAAP net income per diluted share includes approximately $33 million in expected stock-based compensation and other expenses, net of related tax effects that are excluded from non-GAAP net income per diluted share.
Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PST today to discuss the results for its second quarter of fiscal year 2023.
Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/374434608
The conference call can be accessed by registering online at:
https://conferencingportals.com/event/fIceWmPv
After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.
A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the third quarter of fiscal year 2023 and full year fiscal 2023 guidance, structural shifts in the end markets favoring our solution strategy, and new platform launches supporting our share gain momentum in the long run. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic may continue to present significant uncertainties for parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses and other expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses and litigation expense (recovery) adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of gross margin to non-GAAP gross margin and from diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming to being a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power and chassis products. The products are designed and manufactured in-house (in US, Taiwan and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).
Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	December 31,	June 30,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$304,595	$267,397
Accounts receivable, net of allowance for credit losses	768,167	834,513
Inventories	1,421,817	1,545,606
Prepaid expenses and other current assets	154,924	158,799
Total current assets	2,649,503	2,806,315
Investment in equity investee	3,197	5,329
Property, plant and equipment, net	289,255	285,972
Deferred income taxes, net	95,741	69,929
Other assets	37,246	37,532
Total assets	$3,074,942	$3,205,077
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$559,962	$655,403
Accrued liabilities	169,866	212,419
Income taxes payable	38,713	41,743
Short-term debt	27,869	449,146
Deferred revenue	120,530	111,313
Total current liabilities	916,940	1,470,024
Deferred revenue, non-current	159,574	122,548
Long-term debt	142,273	147,618
Other long-term liabilities	37,313	39,140
Total liabilities	1,256,100	1,779,330
Stockholders’ equity:
Common stock and additional paid-in capital	514,559	481,741
Accumulated other comprehensive income	612	911
Retained earnings	1,303,506	942,923
Total Super Micro Computer, Inc. stockholders’ equity	1,818,677	1,425,575
Noncontrolling interest	165	172
Total stockholders’ equity	1,818,842	1,425,747
Total liabilities and stockholders’ equity	$3,074,942	$3,205,077

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net sales	$1,803,195	$1,172,419	$3,655,325	$2,205,149
Cost of sales	1,465,773	1,008,676	2,970,368	1,903,267
Gross profit	337,422	163,743	684,957	301,882
Operating expenses:
Research and development	70,700	65,471	144,943	130,614
Sales and marketing	28,445	21,960	57,808	43,584
General and administrative	23,095	25,263	46,901	47,507
Total operating expenses	122,240	112,694	249,652	221,705
Income from operations	215,182	51,049	435,305	80,177
Other (expense) income, net	(6,335)	(607)	1,719	(557)
Interest expense	(1,756)	(1,150)	(5,694)	(1,954)
Income before income tax provision	207,091	49,292	431,330	77,666
Income tax (provision)	(29,573)	(7,599)	(68,507)	(10,924)
Share of (loss) income from equity investee, net of taxes	(1,351)	239	(2,240)	627
Net income	$176,167	$41,932	$360,583	$67,369
Net income per common share:
Basic	$3.31	$0.82	$6.84	$1.32
Diluted	$3.14	$0.78	$6.51	$1.27
Weighted-average shares used in calculation of net income per common share:
Basic	53,160	51,314	52,726	51,055
Diluted	56,144	53,511	55,427	53,213

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of sales	$1,486	$471	$2,370	$918
Research and development	9,334	4,103	15,452	7,983
Sales and marketing	1,448	496	2,257	1,013
General and administrative	4,713	4,106	7,916	6,277
Stock-based compensation expense	$16,981	$9,176	$27,995	$16,191

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Six Months Ended December 31,
	2022	2021
Net cash provided by (used in) operating activities	$474,674	$(187,722)
Net cash (used in) investing activities	(20,631)	(24,306)
Net cash (used in) provided by financing activities	(415,821)	227,173
Effect of exchange rate fluctuations on cash	(1,693)	(9)
Net increase in cash, cash equivalents and restricted cash	36,529	15,136
Cash, cash equivalents and restricted cash at the beginning of the period	268,559	233,449
Cash, cash equivalents and restricted cash at the end of the period	$305,088	$248,585

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP GROSS PROFIT	$337,422	$163,743	$684,957	$301,882
Stock-based compensation	1,486	471	2,370	918
Other expenses	—	—	—	295
NON-GAAP GROSS PROFIT	$338,908	$164,214	$687,327	$303,095

GAAP GROSS MARGIN	18.7%	14.0%	18.7%	13.7%
Stock-based compensation	0.1%	0.0%	0.1%	0.0%
Other expenses	—%	—%	—%	0.0%
NON-GAAP GROSS MARGIN	18.8%	14.0%	18.8%	13.7%

GAAP OPERATING EXPENSE	$122,240	$112,694	$249,652	$221,705
Stock-based compensation	(15,495)	(8,705)	(25,625)	(15,273)
Special performance bonuses	—	—	—	(158)
Litigation recovery (expense)	2,230	(597)	2,230	(1,923)
NON-GAAP OPERATING EXPENSE	$108,975	$103,392	$226,257	$204,351

GAAP INCOME FROM OPERATIONS	$215,182	$51,049	$435,305	$80,177
Stock-based compensation	16,981	9,176	27,995	16,191
Special performance bonuses	—	—	—	453
Litigation (recovery) expense	(2,230)	597	(2,230)	1,923
NON-GAAP INCOME FROM OPERATIONS	$229,933	$60,822	$461,070	$98,744

GAAP OPERATING MARGIN	11.9%	4.4%	11.9%	3.6%
Stock-based compensation	1.0%	0.8%	0.8%	0.7%
Special performance bonuses	—%	—%	—%	0.1%
Litigation (recovery) expense	(0.1)%	0.0%	(0.1)%	0.1%
NON-GAAP OPERATING MARGIN	12.8%	5.2%	12.6%	4.5%

GAAP TAX EXPENSE	$29,573	$7,599	$68,507	$10,924
Adjustments to tax provision	4,300	3,339	7,530	6,169
NON-GAAP TAX EXPENSE	$33,873	$10,938	$76,037	$17,093

GAAP NET INCOME	$176,167	$41,932	$360,583	$67,369
Stock-based compensation	16,981	9,176	27,995	16,191
Special performance bonuses	—	—	—	453
Litigation (recovery) expense	(2,230)	597	(2,230)	1,923
Adjustments to tax provision	(4,300)	(3,339)	(7,530)	(6,169)
NON-GAAP NET INCOME	$186,618	$48,366	$378,818	$79,767

GAAP NET INCOME PER COMMON SHARE – BASIC	$3.31	$0.82	$6.84	$1.32
Impact of Non-GAAP adjustments	0.20	0.12	0.34	0.24
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$3.51	$0.94	$7.18	$1.56

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.14	$0.78	$6.51	$1.27
Impact of Non-GAAP adjustments	0.12	0.10	0.18	0.19
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.26	$0.88	$6.69	$1.46

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	53,160	51,314	52,726	51,055
BASIC – NON-GAAP	53,160	51,314	52,726	51,055

DILUTED – GAAP	56,144	53,511	55,427	53,213
DILUTED – NON-GAAP	57,318	54,947	56,641	54,655

Non-GAAP diluted net income per common share for the first quarter of fiscal year 2023 ended September 30, 2022 was $3.42, which adds back the impact of stock-based compensation expenses, net of the related tax effects of $0.07 per common share.